Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-07275 of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 4, 2004, appearing in the Annual Report on Form 10-K of Glenbrook Life and Annuity Company for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April 9, 2004